EXHIBIT 10.19

AMENDMENT NO. 3

AMENDMENT NO. 3, dated as of November 12, 2003 (this “Amendment No. 3”), to the Credit Agreement, dated as of March 14, 2003, among Moore Holdings U.S.A. Inc., as the borrower (the “Borrower”), Moore Wallace Incorporated (formerly known as Moore Corporation Limited), as Canadian Parent (the “Canadian Parent”), the Lenders from time to time party thereto, Bank One, NA, Fleet National Bank and The Bank of Nova Scotia, as Co-Documentation Agents, Citicorp North America, Inc., as Administrative Agent (the “Administrative Agent”), and Deutsche Bank Securities Inc., as Syndication Agent (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Credit Agreement”), is among the Borrower, the Canadian Parent, the Lenders listed on the signature pages hereto, the Administrative Agent and the Additional B2 Term Loan Lenders (as defined below) listed on the signature pages hereto. Capitalized terms used and not otherwise defined therein shall have the meanings assigned to them in the Credit Agreement (as amended hereby).

WHEREAS, the Borrower desires to create a new class of B2 Term Loans under the Credit Agreement (the “B2 Term Loans”) having identical terms with, having the same rights and obligations under the Credit Documents as, and in the same aggregate principal amount as, the B1 Term Loans, as set forth in the Credit Documents, except as such terms are amended hereby;

WHEREAS, each B1 Term Loan Lender who executes and delivers this Amendment No. 3 shall be deemed, upon the Amendment Effective Date (as defined below), to have exchanged its B1 Term Loans (which B1 Term Loans shall thereafter be deemed repaid) for a B2 Term Loan Commitment (a “B2 Term Loan Commitment”) and B2 Term Loans in the same aggregate principal amount as such Lender’s B1 Term Loans, and such Lender shall thereafter become a B2 Term Loan Lender (each, a “B2 Term Loan Lender”);

WHEREAS, each Person who executes and delivers this Amendment No. 3 as an Additional B2 Term Loan Lender (each, an “Additional B2 Term Loan Lender”) will make B2 Term Loans on the Amendment Effective Date (each, an “Additional B2 Term Loan”) to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of B1 Term Loans of B1 Term Loan Lenders who do not execute and deliver this Amendment No. 3;

WHEREAS, the Borrower shall pay to each B1 Term Loan Lender all accrued and unpaid interest on its B1 Term Loans to the date of effectiveness of this Amendment No. 3 on such date of effectiveness;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Amendments.

(a) Sections 1.08 (a) and (b) of the Credit Agreement are hereby amended by adding to the end of such sections a sentence as follows:

“The Applicable Margin in effect with respect to each outstanding loan shall be adjusted from time to time in accordance with the definition of “Applicable Margin.”

(b) Section 4.02 of the Credit Agreement is hereby amended by deleting paragraph (l) and replacing it with new paragraph (l) as follows:

“(l) Notwithstanding anything contained in Section 4.01 or in this Section 4.02 to the contrary, 100% of the proceeds of all B2 Term Loans shall be used to repay B1 Term Loans.”

(c) Section 8 of the Credit Agreement is hereby amended by deleting Section 8.22 and replacing it with a new Section 8.22 as follows:

“Section 8.22. B2 Term Loan Proceeds. The Canadian Parent and the Borrower further covenant and agree that the proceeds of all B2 Term Loans will be used to refinance the existing B1 Term Loans.”

(d) Section 11.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” and replacing it with the paragraphs set forth below. All references to “Applicable Margin” in the Credit Agreement shall hereafter be deemed to refer to the definition as amended hereby.

““Applicable Margin” shall mean a percentage equal to (i) initially, in the case of B2 Term Loans maintained as (x) Base Rate Loans, 1.00% and (y) Eurodollar Loans, 2.00%, (ii) initially in the case of Revolving Loans maintained as (x) Base Rate Loans, 1.50% and (y) Eurodollar Loans, 2.50% and (iii) initially in the case of Swingline Loans, 1.50%.”

Notwithstanding the foregoing, from and after each day of delivery of any certificate delivered in accordance with the following sentence indicating an entitlement to a different margin than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margin shall be that set forth below opposite the Total Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

Total Leverage Ratio	Applicable Margin for B2 Term Loans Maintained as Base Rate Loans	Applicable Margin for B2 Term Loans Maintained as Eurodollar Loans	Applicable Margin for Revolving Loans Maintained as Base Rate Loans and Swingline Loans	Applicable Margin for Revolving Loans Maintained as Eurodollar Loans

Greater than 3:00:1.00	1.50%	2.50%	1.50%	2.50%

Greater than 2.50:1.00 but less than or equal to 3:00: 1.00	1.00%	2.00%	1.50%	2.50%

Greater than 2.00:1.00 but less than or equal to 2.50:1.00	1.00%	2.00%	1.25%	2.25%

Greater than 1.50:1.00 but less than or equal to 2.00:1.00	1.00%	2.00%	1.00%	2.00%

Less than or equal to 1.50:1.00	1.00%	2.00%	0.75%	1.75%

The Total Leverage Ratio shall be determined based on the delivery of a certificate of the Canadian Parent by an Authorized Representative of the Canadian Parent to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter of the Canadian Parent (or 90 days in the case of the fourth fiscal quarter of the Canadian Parent), which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Applicable Margins in respect of B2 Term Loans, Revolving Loans and Swingline Loans which shall be thereafter applicable (until same is changed or ceases to apply in accordance with the following sentences); provided that at the time of the consummation of (x) any Permitted Acquisition (including at the time of each step thereof in the case of a Two-Step Permitted Acquisition) pursuant to which the Aggregate Consideration to be paid by the Canadian Parent and its Subsidiaries in respect of such Permitted Acquisition equals or exceeds $50,000,000, (y) any issuance of Indebtedness generating gross cash proceeds equal to or greater than $50,000,000 or (z) any issuance of Qualified Preferred Stock the aggregate liquidation preference of which equals or exceeds $50,000,000, an Authorized Representative of the Canadian Parent shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio on a Pro Forma basis as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition is consummated or such Indebtedness or Qualified Preferred Stock is incurred or issued for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margin in respect of B2 Term Loans, Revolving Loans and Swingline Loans which shall be thereafter applicable (until same is changed or ceases to apply in accordance with the following sentences) shall be based upon the Total Leverage Ratio as so calculated.

The Applicable Margin so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition (or next step of a Two-Step Permitted Acquisition) is consummated or Indebtedness or Qualified Preferred Stock as described above is incurred or issued or (z) the date which is 45 days following the last day of the Test Period (of 90 days in the case of a Test Period ending on the last day of the fourth fiscal quarter of the Canadian Parent) in which the previous Start Date occurred (the “End Date”), at which time, if no certificate has been delivered to the Administrative Agent, the Applicable Margin in respect of B2 Term Loans, Revolving Loans and Swingline Loans shall be those described opposite the Total Leverage Ratio of “Greater than 3.00:1.00” above.

Notwithstanding anything to the contrary contained above in this definition, (x) the Applicable Margins in respect of B2 Term Loans, Revolving Loans and Swingline Loans shall be those set forth opposite the Total Leverage Ratio of “Greater than 3.00:1.00” above at all times during which there shall exist any Default or Event of Default and (y) for the period from the Escrow Deposit

Date to the date of delivery of the certificate and financial statements referred to above in this definition in respect of the end of the fiscal quarter ending December 31, 2003, the Applicable Margins in respect of B2 Term Loans, Revolving Loans and Swingline Loans shall be as set forth in the first sentence of this definition.”

Section 2.     Definitions. As used in this Amendment No. 3, the following terms have the meanings specified below:

“Additional B2 Term Loan Commitment” means, with respect to an Additional B2 Term Loan Lender, the commitment of such Additional B2 Term Loan Lender to make Additional B2 Term Loans on the Amendment Effective Date, in an amount in Dollars set forth next to the signature of such Additional B2 Term Loan Lender on this Amendment No. 3. The aggregate amount of the Additional B2 Term Loan Commitments shall equal the outstanding principal amount of B1 Term Loans of B1 Term Loan Lenders that do not execute and deliver this Amendment No. 3 on or prior to the Amendment Effective Date.

“Additional B2 Term Loan Lender” means a Person with an Additional B2 Term Loan Commitment to make Additional B2 Term Loans to the Borrower on the Amendment Effective Date.

“Additional B2 Term Loan” means a term loan or term loans in Dollars made pursuant to Section 3(b) of this Amendment No. 3 on the Amendment Effective Date.

“Amendment Effective Date” means the date on which all conditions precedent set forth in Section 5 of this Amendment No. 3 are satisfied.

“B2 Term Loan Commitment” means, with respect to a B1 Term Loan Lender, the agreement of such B1 Term Loan Lender to exchange its B1 Term Loans for an equal aggregate principal amount of B2 Term Loans on the Amendment Effective Date, as evidenced by such B1 Term Loan Lender executing and delivering this Amendment No. 3.

“B2 Term Loan Lender” means, collectively, (i) each B1 Term Loan Lender that executes and delivers this Amendment No. 3 on or prior to the Amendment Effective Date and (ii) each Additional B2 Term Loan Lender.

“B2 Term Loan” means a term loan or term loans in Dollars made pursuant to Section 3(a) or (b) of this Amendment No. 3 on the Amendment Effective Date.

Section 3.    B2 Term Loans.

(a) Subject to the terms and conditions hereof, each B1 Term Loan Lender who delivers in connection herewith a B2 Term Loan Commitment severally agrees to exchange its B1 Term Loans for a like principal amount in Dollars of B2 Term Loans on the Amendment Effective Date and from and after the Amendment Effective Date such B1 Term Loans shall be deemed repaid.

(b) Subject to the terms and conditions hereof, each Additional B1 Term Loan Lender severally agrees to make Additional B2 Term Loans in Dollars to the Borrower on the Amendment Effective Date in a principal amount equal to its B2 Term Loan Commitment on the Amendment Effective Date. The Borrower shall prepay all B1 Term Loans of B1 Term Loan Lenders that do not execute and deliver this Amendment No. 3 on the Amendment Effective Date with the gross proceeds of the Additional B2 Term Loans.

(c) The Borrower shall pay all accrued and unpaid interest on the B1 Term Loans to the B1 Term Loan Lenders on the Amendment Effective Date. The B2 Term Loans shall have the same Interest Periods as the B1 Term Loans being replaced provided that interest on the B2 Term Loans shall accrue from the Amendment Effective Date until the last day of such continuing Interest Periods.

(d) The B2 Term Loans shall have the same terms, rights and obligations as the B1 Term Loans as set forth in the Credit Documents, except as modified by Section 1 of this Amendment No. 3, and all references to “B1 Term Loans,” “B1 Term Loan Lenders” and “B1 Term Borrowings” (except as such references apply to B1 Term Loans being repaid out of the proceeds of the B2 Term Loans) therein shall be deemed to be references to the “B2 Term Loans,” “B2 Term Loan Lenders” and “B2 Term Borrowings,” respectively and all references to B2 Term Loans shall refer to the B2 Term Loans made pursuant to this Amendment No. 3.

The Administrative Agent is hereby authorized to enter into an Amended and Restated Credit Agreement with the Canadian Parent and the Borrower to reflect the terms of this Amendment No. 3 and any previous amendments to the Credit Agreement, in its discretion, so long as, in connection therewith, (i) all other Credit Documents are amended or modified to reflect such Amended and Restated Credit Agreement to the extent deemed necessary by the Agents in their sole discretion, (ii) all security interests granted, and guaranties made, by the Canadian Parent and its Subsidiaries under the Credit Documents shall remain in full force and effect and perfected to the same extent as was in effect prior to the entering into of such Amended and Restated Credit Agreement and (iii) the Canadian Parent and/or any of its Subsidiaries deliver to the Agents and the Lenders any opinions, certificates and/or other documentations similar to such opinions, certificates and other documentations delivered to the Agents and/or the Lenders on each of the Escrow Deposit Date and Escrow Release Date, in each case to the extent reasonably requested by the Agents in their sole discretion.

Section 4.    Representations and Warranties. Each of the Canadian Parent and the Borrower represents and warrants to the Lenders as of the date hereof that:

(a) The execution and delivery of this Amendment No. 3 by the Borrower and the Canadian Parent has been duly authorized.

(b) Neither the execution, delivery or performance by any Credit Party of this Amendment No. 3, nor compliance by any of them with the terms and provisions hereof, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or of any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents), upon any of the material properties or assets of Canadian Parent or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which the Canadian Parent or any of its Subsidiaries is a party or by which it or any of its Subsidiaries’ property or assets is bound or to which it or any of its Subsidiaries may be subject, provided that no representation or warranty is made hereunder in respect of such agreements referred to in this clause (ii) relating to indebtedness in an aggregate amount of less than $10,000,000 for all such agreements, or (iii) will violate any provision of their respective certificates of incorporation or bylaws (or equivalent organizational or other charter documents) or the certificate of incorporation or bylaws (or equivalent organizational or other charter documents) of the Canadian Parent or any of its Subsidiaries.

(c) Before and after giving effect to this Amendment No. 3, the representations and warranties set forth in the Credit Agreement, are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

(d) At the time of (other than as is being waived hereunder), and after giving effect to this Amendment No. 3, no Default or Event of Default has, or will have, occurred and is, or will be, continuing.

Section 5.    Conditions to Effectiveness. This Amendment No. 3 shall become effective on the date on which each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Required Lenders, (ii) each B1 Term Loan Lender, or in lieu of one or more B1 Term Loan Lenders, one or more Additional B2 Term Loan Lenders providing Additional B2 Term Loan Commitments in an amount sufficient to repay all of the principal

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of the B1 Term Loans owed to such non-consenting B1 Term Loan Lenders, and (iii) each of the other parties hereto, either (x) a counterpart of this Amendment No. 3 signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment No. 3) that such party has signed a counterpart of this Amendment No. 3;

(b) The Borrower shall have provided the Administrative Agent with a Notice of Borrowing meeting the requirements of Section 1.03(a) under the Credit Agreement (other than the prior notice period requirement, which is hereby waived) on or prior to the Amendment Effective Date with respect to the borrowing of B2 Term Loans on the Amendment Effective Date.

(c) Each B2 Term Loan Lender shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit B-1 to the Credit Agreement, as modified by this Amendment No. 3, evidencing its B2 Term Loans;

(d) The Borrower shall have paid to all B1 Term Loan Lenders simultaneously with the making of B2 Term Loans hereunder all accrued and unpaid interest on their B1 Term Loans to the Amendment Effective Date;

(e) The Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses (including, without limitation the reasonable fees, charges and disbursements of one outside counsel to the Administrative Agent, which shall be Cahill Gordon & Reindel LLP, counsel for the Agents) of the Agents; and

(f) All corporate and other proceedings taken or to be taken in connection with this Amendment No. 3 and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Agents.

Section 6.    Expenses. The Borrower agrees to reimburse the Administrative Agent for its and the other Agents’ reasonable out-of-pocket cost and expenses incurred by them in connection with this Amendment No. 3, including the reasonable out-of-pocket fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents.

Section 7.    Counterparts. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 3 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8.    Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.    Headings. The headings of this Amendment No. 3 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.    Effect of Amendment. Except as expressly set forth herein, this Amendment No. 3 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 be duly executed as of the date first above written.

MOORE HOLDINGS U.S.A. INC., as Borrower

By:	/S/ JOHN LAURIE
Name: John Laurie
Title: Senior Vice President, Treasurer

MOORE WALLACE INCORPORATED, as a Guarantor

By:	/S/ JOHN LAURIE
Name: John Laurie
Title: Senior Vice President, Treasurer

CITICORP NORTH AMERICA, INC., as Administrative Agent and a Lender

By:	/S/ ROBERT CHEN
Name: Robert Chen
Title: Vice President